Exhibit 10.3

COLLATERAL INTEREST PURCHASE AGREEMENT

This COLLATERAL INTEREST PURCHASE AGREEMENT (this “Agreement”) is made as of October 2, 2026, by and among TRTX Master CLO Loan Seller, LLC, a Delaware limited liability company (the “Seller”), TRTX 2026-FL8 Issuer, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), TPG RE Finance Trust Holdco, LLC, a Delaware limited liability company (“Holdco” and, together with the Seller, the “Seller Parties”), and, solely as to Section 4(k), TPG RE Finance Trust CLO Sub-REIT, a Maryland real estate investment trust (“Sub-REIT”).

W I T N E S S E T H:

WHEREAS, the Issuer desires to purchase from the Seller and the Seller desires to sell to the Issuer an initial portfolio of Collateral Interests, each as identified on Exhibit A attached hereto (the “Closing Date Collateral Interests”);

WHEREAS, the Seller may sell to the Issuer, and the Issuer may purchase from the Seller, with funds on deposit in the Unused Proceeds Account, on or prior to the Delayed Purchase Termination Date, any Delayed Collateral Interest (as defined herein), and all payments and collections thereon after the related Transfer Date (as defined herein) will be acquired by the Issuer;

WHEREAS, the Seller may sell to the Issuer, and the Issuer may purchase from the Seller, with funds on deposit in the Reinvestment and Replenishment Account, from time to time during the Reinvestment Period, certain Collateral Interests (the “Reinvestment Collateral Interests”), and all payments and collections thereon after the related Transfer Date will be acquired by the Issuer;

WHEREAS, the Seller may sell to the Issuer, and the Issuer may purchase from the Seller, with funds on deposit in the Reinvestment and Replenishment Account, from time to time during the Replenishment Period, certain Funded Companion Participations (the “Replenishment Collateral Interests,” and collectively with the Exchange Collateral Interests, Substitute Collateral Interests, the Reinvestment Collateral Interests, but excluding any “Contribution Collateral Interest” as defined in the Indenture, the “Subsequent Collateral Interests”), and all payments and collections thereon after the related Transfer Date will be acquired by the Issuer;

WHEREAS, in connection with the sale of any Collateral Interests to the Issuer, the Seller desires to release any interest it may have in such Collateral Interests and desires to make certain representations and warranties to the Issuer regarding such Collateral Interests;

WHEREAS, the Issuer and TRTX 2026-FL8 Co-Issuer, LLC, a Delaware limited liability company (the “Co-Issuer”), each intend to issue (a) the U.S.$600,000,000 Class A Senior Secured Floating Rate Notes Due 2044 (the “Class A Notes”), (b) the U.S.$88,750,000 Class A-S Second Priority Secured Floating Rate Notes Due 2044 (the “Class A-S Notes”), (c) the U.S.$73,750,000 Class B Third Priority Secured Floating Rate Notes Due 2044 (the “Class B Notes”), (d) the U.S.$57,500,000 Class C Fourth Priority Secured Floating Rate Notes Due 2044 (the “Class C Notes”), (e) the U.S.$36,250,000 Class D Fifth Priority Secured Floating Rate Notes Due 2044 (the “Class D Notes”), (f) the U.S.$17,500,000 Class E Sixth Priority Secured Floating

Rate Notes Due 2044 (the “Class E Notes” and, together with the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes and the Class D Notes, the “Offered Notes”) and the Issuer intends to issue the U.S.$33,750,000 Class F Seventh Priority Floating Rate Notes Due 2044 (the “Class F Notes”), the U.S.$23,750,000 Class G Eighth Priority Floating Rate Notes Due 2044 (the “Class G Notes” and, together with the Class F Notes and the Offered Notes, the “Notes”) pursuant to an indenture, dated as of October 2, 2026 (the “Indenture”), by and among the Issuer, the Co-Issuer, Seller, as advancing agent, Wilmington Trust, National Association, as trustee (together with any successor trustee permitted under the Indenture, the “Trustee”) and Computershare Trust Company, National Association, as note administrator (together with any successor note administrator permitted under the Indenture, in such capacity, the “Note Administrator”);

WHEREAS, pursuant to its Governing Documents, certain resolutions of its Board of Directors and a preferred share paying agency agreement, the Issuer also intends to issue the U.S.$68,750,000 aggregate notional amount preferred shares (the “Preferred Shares” and, together with the Notes, the “Securities”); and

WHEREAS, the Issuer intends to pledge to the Trustee as security for the Offered Notes, inter alia: (i) the Collateral Interests purchased hereunder by the Issuer and (ii) its right, title and interest under this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.	Defined Terms.

Capitalized terms used and not otherwise defined herein shall have the same meanings ascribed to such terms in the Indenture.

“A Note”: With respect to any Split Loan, a fully funded senior, senior pari passu or pari passu A note.

“Allocated Loan Amount”: The allocated loan amount that has been assigned to a Mortgaged Property directly or indirectly securing a Loan, based upon one or more of the relative appraised values of the Mortgaged Property or prior allocations reflected in the applicable Loan Documents.

“Assignment of Leases, Rents and Profits”: With respect to any Mortgage, an assignment of leases, rents and profits thereunder, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the Mortgaged Property is located to reflect the assignment of leases to the Mortgagee.

“Assignment of Mortgage”: With respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of the Mortgage to the Mortgagee.

“Borrower”: With respect to any Loan, the related borrower or other obligor thereunder.

“Closing Date”: As defined in Section 2(a).

“Collateral Interests”: Each of the Loans, A Notes and Participations acquired by the Issuer pursuant to this Agreement.

“Collateral Interest File”: As defined in the Indenture.

“Collateral Manager”: As defined in the Indenture.

“Collateral Note”: Any Delayed Collateral Interest or Subsequent Collateral Interest transferred by the Seller to the Issuer hereunder that is an A Note.

“Collateral Participation”: (i) Each of the Participations included in the Closing Date Collateral Interests and (ii) any Delayed Collateral Interest or Subsequent Collateral Interest transferred by the Seller to the Issuer hereunder that is a Participation.

“Combined Loan”: Collectively, any Mortgage Loan and a related Mezzanine Loan secured by a pledge of all the equity interests in the Borrower under such Mortgage Loan, as if they are a single loan. Each Combined Loan shall be treated as a single loan for all purposes hereunder.

“Combined Loan Repurchase Event”: As defined in Section 4(e).

“Companion Interest”: A Companion Participation or Companion Note, as applicable.

“Companion Interest Holder”: The holder of any Companion Interest.

“Companion Note”: One or more pari passu or junior portions of any Split Loan.

“Companion Participation”: Each of the Funded Companion Participations and the Future Funding Participations.

“Co-Lender Agreement”: Any co-lender agreement that governs the rights and obligations of the holders of the Collateral Notes and the Companion Notes, pursuant to which the Collateral Notes will be of equal priority (pro rata and pari passu) in right of payment to the related pari passu Companion Notes and senior in right of payment to the related junior Companion Notes.

“Credit Risk Collateral Interest”: As defined in the Indenture.

“Custody Collateral Interest”: Any Collateral Interest that is not a Non-Custody Collateral Interest.

“Cut-off Date”: With respect to (i) each Closing Date Collateral Interest, September 9, 2026 or the Collateral Interest origination date, whichever is later, and (ii) each Delayed Collateral Interest and Subsequent Collateral Interest acquired by the Issuer after the Closing Date in accordance with the terms of the Indenture, the date specified as such in the related Subsequent Transfer Instrument.

“Cut-off Date Collateral Interests”: The Closing Date Collateral Interests, together with the Delayed Collateral Interests.

“Delayed Collateral Interest”: Any Collateral Interests identified in Exhibit A to the Indenture as a “Delayed Collateral Interest.”

“Defaulted Collateral Interest”: As defined in the Indenture.

“Delayed Purchase Termination Date”: As defined in the Indenture.

“Document Defect”: Any document or documents constituting a part of a Collateral Interest File that has not been properly executed, has not been delivered within the time periods provided for herein, is missing, does not appear to be regular on its face or contains information that does not conform in any material respect with the corresponding information set forth in the Collateral Interest Schedule attached hereto as Exhibit A or as set forth on a schedule to a Subsequent Transfer Instrument.

“Eligibility Criteria”: As defined in the Indenture.

“Exchange Act”: As defined in Section 4(l).

“Exchange Collateral Interest”: As defined in the Indenture.

“Exception Schedule”: The schedule identifying any exceptions to the representations and warranties made with respect to the Collateral Interests conveyed or to be conveyed hereunder, which is attached hereto as Schedule 1(a) to Exhibit B or as attached to any Subsequent Transfer Instrument.

“Form 15G”: As defined in Section 4(m).

“Funded Companion Participation”: With respect to Collateral Participation, each related pari passu or junior fully funded companion participation, which (unless and until it is acquired in accordance with the terms of this Indenture) is not an asset of the Issuer and is not part of the Collateral.

“Future Funding Participation”: With respect to Collateral Participation, the related future funding participation interest, which (unless and until it is acquired as a Funded Companion Participation in accordance with the terms of this Indenture) is not an asset of the Issuer and is not part of the Collateral.

“Initial Resolution Period”: As defined in Section 4(e).

“Initial Interest Reserve Deposit Amount”: An amount equal to $0.

“Initial Principal Proceeds Deposit”: An amount equal to any principal amounts received in respect of the Collateral Interests during the period from the Cut-off Date to the Closing Date. As of the Closing Date, there is no Initial Principal Proceeds Deposit and provisions relating to herein shall be disregarded.

“Interest Rate”: The stated rate of interest on a Loan.

“Loan”: Any Mortgage Loan or Combined Loan.

“Loan Documents”: The indenture, loan agreement, note, mortgage, intercreditor agreement, participation agreement, participation certificate, co-lender agreement or other agreement pursuant to which a Collateral Interest or related Loan has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Collateral Interest or related Loan or of which holders of such Collateral Interest or related Loan are the beneficiaries.

“Loss of Value Payment”: As defined in Section 4(e).

“Material Breach”: As defined in Section 4(e).

“Material Document Defect”: A Document Defect that materially and adversely affects the value of a Collateral Interest, the interests of the Noteholders or the ownership interests of the Issuer or any assignee thereof in such Collateral Interest.

“Mezzanine Loan”: A mezzanine loan secured by a pledge of all of the equity interest in a Borrower under a Mortgage Loan.

“Mortgage”: With respect to each Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the Mortgage Note and creates a lien on the fee or leasehold interest in the related Mortgaged Property.

“Mortgage Loan”: A whole mortgage loan (but not a participation interest or a split loan interest in a mortgage loan) secured by commercial or multifamily real estate.

“Mortgage Note”: With respect to each Loan, each promissory note evidencing the indebtedness of the related Borrower, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

“Mortgaged Property”: With respect to each Mortgage Loan, the real property securing such Mortgage Loan.

“Mortgagee”: With respect to each Collateral Interest, the party secured by the related Mortgage.

“Non-Custody Collateral Interest”: Each Collateral Interest that is owned by the Issuer, but with respect to which the Note Administrator is not appointed as Custodian of such Collateral Interest hereunder. If the related Loan is acquired in its entirety by the Issuer, the Collateral Interest (together with the related Companion Participation) will become a Custody Collateral Interest. As of the Closing Date (i) each of the Closing Date Collateral Interests identified on Exhibit A hereto as “Greenpoint Central,” “AVA Arts District,” “The Newbury,” “Project Glacier,” “The Platform,” “The Morgan” and “The Overlook” is a Non-Custody Collateral Interest and (ii) each of the Closing Date Collateral Interests other than the Closing Date Collateral Interests specified in (i) above will be Custody Collateral Interests.

“Offering Memorandum”: As defined in the Indenture.

“Par Purchase Price”: With respect to any Collateral Interest, the sum of (a) the outstanding Principal Balance of such Collateral Interest as of the date of purchase; plus (b) all accrued and unpaid interest (but excluding any default interest) on such Collateral Interest at the related interest rate to but not including the date of purchase; plus (c) all related unreimbursed Servicing Advances and accrued and unpaid interest on such Servicing Advances at the Advance Rate; plus (d) all Special Servicing Fees and either Workout Fees or Liquidation Fees (but not both) allocable to such Collateral Interest; plus (e) all unreimbursed expenses incurred by the Issuer (and if applicable, the Seller), the Servicer and the Special Servicer in connection with such Collateral Interest (including any reasonable costs and expenses of any enforcement action in connection with a repurchase or substitution of such Collateral Interest pursuant to this Agreement).

“Participated Loan”: Any Mortgage Loan or Combined Loan that has been participated into any combination of (i) a Collateral Participation and (ii) one or more Companion Participations, as applicable and as the context may require.

“Participating Institution”: With respect to any participation, the entity that holds legal title to the related Participated Loan.

“Participation”: Any fully funded pari passu participation interest, senior AB participation interest or senior AB pari passu participation interest in a Loan or an A Note.

“Participation Agreement”: With respect to each Participated Loan, the participation agreement that governs the rights and obligations of the holders of the related Collateral Participation and each related Companion Participation.

“Partition Agreement”: A Participation Agreement or a Co-Lender Agreement, as applicable and as the context may require.

“Partitioned Collateral Interest”: A Collateral Participation or Collateral Note, as applicable and as the context may require.

“Principal Balance”: With respect to any Loan or Collateral Interest, as of any date of determination, the outstanding principal amount of such Loan or Collateral Interest (as reduced by all payments or other collections of principal received or deemed received, and any principal forgiven by the Special Servicer and other principal losses realized, on such Loan or Collateral Interest during the related collection period).

“Purchase Price”: As defined in Section 2(a).

“Reinvestment and Replenishment Account”: As defined in the Indenture.

“Reinvestment Period”: As defined in the Indenture.

“Replenishment Period”: As defined in the Indenture.

“Representation Date”: (i) With respect to each Cut-off Date Collateral Interest, the Cut-off Date, and (ii) with respect to each Subsequent Collateral Interest, the related Transfer Date.

“Retained Interest”: Any origination fees paid on the Collateral Interests and any interest in respect of any Collateral Interest that accrued prior to the Closing Date or Transfer Date, as applicable, and has not been paid to the Seller, and which may be waived by the Seller, in its sole discretion. For the avoidance of doubt, solely with respect to the scheduled payments of interest due on the Collateral Interests on the monthly payment date in October 2026, the Seller hereby waives its entitlement to any Retained Interest, and all such interest on the Closing Date Collateral Interests shall be remitted to the Issuer.

“Servicing File”: The file maintained by the Servicer with respect to each Collateral Interest.

“Signature Law”: As defined in Section 10.

“Split Loan”: A Mortgage Loan that has been split into a combination of (i) a Collateral Note, which will be held by the Issuer and will be part of the Collateral and (ii) one or more Companion Notes, as applicable and as the context may require.

“Subscription Agreement”: The Junior Note and Preferred Share Subscription Agreement, dated as of October 2, 2026, by and between TRTX Master Retention Holder, LLC and the Issuer, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Subsequent Transfer Instrument”: As defined in Section 2(b).

“Substitute Collateral Interest”: As defined in the Indenture.

“Transfer Date”: With respect to (i) each Closing Date Collateral Interest and any related Loan, the Closing Date, and (ii) each Subsequent Collateral Interest and Delayed Collateral Interest and any related Loan, the date on which such Collateral Interest is acquired by the Issuer.

“Unused Proceeds Account”: As defined in the Indenture.

2.	Purchase and Sale of the Collateral Interests.

(a) Set forth on Exhibit A hereto is a list of Closing Date Collateral Interests and certain other information with respect to each of the Closing Date Collateral Interests. The Seller agrees to sell to the Issuer, and the Issuer agrees to purchase from the Seller, all of the Closing Date Collateral Interests and the Initial Interest Reserve Deposit Amount, in consideration of the transfer by the Issuer to, or at the direction of, the Seller of (1) 100% of the Class D Notes, Class E Notes, Class F Notes, the Class G Notes and the Preferred Shares by the Issuer to the Seller (or the Seller’s designee) and (2) U.S.$820,000,000, representing the gross proceeds received by the Issuer in connection with the sale of the Offered Notes (except with respect to the Class D Notes and Class E Notes) (clauses (1) and (2), collectively, the “Purchase Price”), and the Seller agrees to cause the Issuer to issue (i) the Class D Notes and Class E Notes directly to TRT Securities 1, LLC pursuant to the Subscription Agreement and (ii) the Class F Notes, the Class G Notes and the Preferred Shares directly to TRTX Master Retention Holder, LLC pursuant to the Subscription Agreement. Immediately prior to such sale, the Seller hereby conveys and assigns all right, title and interest it may have in such Closing Date Collateral Interests and the Initial Interest Reserve Deposit Amount to the Issuer. The sale and transfer of the Closing Date Collateral Interests and the Initial Interest Reserve Deposit Amount to the Issuer is inclusive of all rights and obligations from the Closing Date forward, with respect to such Closing Date Collateral Interests and the Initial Interest Reserve Deposit Amount, provided, however, that the sale and transfer of Closing Date Collateral Interests that are Partitioned Collateral Interests are made subject to the rights and obligations of the Companion Interest Holders under the related Partition Agreement, and provided, however, that it expressly excludes any conveyance of any Retained Interest, which shall remain the property of the Seller and shall not be conveyed to the Issuer. The Issuer shall cause any Retained Interest to be paid to the Seller (or the Seller’s designee) promptly upon receipt in accordance with the terms and conditions hereof, of the Servicing Agreement and of the

Indenture. For the avoidance of doubt, the Seller is not transferring any obligation to fund any future advances under the Participated Loans, all of which will remain the obligation of the party specified under the related Participation Agreement. In connection with such purchase and sale, all payments due on the Closing Date Collateral Interests on or after the Closing Date (excluding the portion of interest that is part of the Retained Interest) will belong to the Issuer. Delivery or transfer of the Closing Date Collateral Interests shall be made on October 2, 2026 (the “Closing Date”), at the time and in the manner agreed upon by the parties. Upon receipt of evidence of the delivery or transfer of the Closing Date Collateral Interests to the Issuer or its designee, the Issuer shall pay or cause to be paid to the Seller the Purchase Price in the manner agreed upon by the Seller and the Issuer. In the event that the Seller receives any Initial Principal Proceeds Deposit on or prior to the Closing Date, the Seller shall remit such Initial Principal Proceeds Deposit to the Issuer on the Closing Date.

(b) From time to time during the period commencing on the Closing Date and ending on the Delayed Purchase Termination Date, the Seller may present any Delayed Collateral Interests to the Issuer for purchase hereunder. If the conditions set forth in Section 3 below are satisfied with respect to such Delayed Collateral Interests, the Issuer may purchase, and the Seller shall sell and assign, without recourse, to the Issuer, but subject to the other terms and provisions of this Agreement, all of the right, title and interest of the Seller on or prior to the Delayed Purchase Termination Date in and to (i) such Delayed Collateral Interests as identified on the schedule attached to the related subsequent transfer instrument (a “Subsequent Transfer Instrument”), which shall be substantially in the form of Exhibit C attached hereto and delivered by the Seller on the related Transfer Date, and (ii) all amounts received or receivable on such Delayed Collateral Interests, whether now existing or hereafter acquired, after the related Transfer Date (other than amounts due prior to the related Transfer Date). Such sale and assignment of any such Delayed Collateral Interests to the Issuer shall be inclusive of all rights and obligations from the related Transfer Date forward, with respect to each such Delayed Collateral Interest; provided, however, it expressly excludes any conveyance of any Retained Interest which shall remain the property of the Seller and shall not be conveyed to the Issuer hereunder. The purchase price with respect to each such Collateral Interest shall be determined by the Collateral Manager or the Advisory Committee, as applicable, as set forth in the related Subsequent Transfer Instrument.

The sale to the Issuer of each Delayed Collateral Interest shall be absolute and is intended by the Seller and the Issuer to constitute and to be treated as an absolute sale of such Delayed Collateral Interests by the Seller to the Issuer, conveying good title free and clear of any liens, claims, encumbrances or rights of others from the Seller to the Issuer, and no such Delayed Collateral Interests shall be part of the Seller’s estate in the event of the insolvency or bankruptcy of the Seller.

(c) From time to time during each of the Reinvestment Period and the Replenishment Period, the Seller may present Reinvestment Collateral Interests and Replenishment Collateral Interests, respectively, to the Issuer for purchase hereunder. In addition, at any time (including after the Reinvestment Period), subject to the terms of the Indenture, the Issuer may acquire one or more Exchange Collateral Interests in exchange for one or more Defaulted Collateral Interests or Credit Risk Collateral Interests. If the Eligibility Criteria, the Acquisition Criteria, the Acquisition and Disposition Requirements and other conditions set forth in the Indenture and the conditions set forth in Section 3 below are satisfied with respect to such

Collateral Interests, as applicable, the Issuer may purchase and the Seller shall sell and assign, without recourse, to the Issuer, but subject to the other terms and provisions of this Agreement, all of the right, title and interest of the Seller in and to (i) such Collateral Interests, as applicable, as identified on the schedule attached to the related Subsequent Transfer Instrument, which Subsequent Transfer Instrument shall be substantially in the form of Exhibit C attached hereto and delivered by the Seller on the Transfer Date, and (ii) all amounts received or receivable on such Collateral Interests, as applicable, whether now existing or hereafter acquired, after the related Transfer Date (other than amounts due prior to the related Transfer Date). Such sale and assignment of such Collateral Interests to the Issuer shall be inclusive of all rights and obligations from the Transfer Date forward, with respect to such Collateral Interests, provided, however, that it expressly excludes any conveyance of any Retained Interest which shall remain the property of the Seller and shall not be conveyed to the Issuer hereunder. The purchase price with respect to each such Collateral Interest shall be determined by the Collateral Manager or the Advisory Committee, as applicable, as set forth in the related Subsequent Transfer Instrument.

The sale to the Issuer of such Subsequent Collateral Interests identified on the schedule attached to the related Subsequent Transfer Instrument shall be absolute and is intended by the Seller and the Issuer to constitute and to be treated as an absolute sale of such Subsequent Collateral Interests by the Seller to the Issuer, conveying good title free and clear of any liens, claims, encumbrances or rights of others from the Seller to the Issuer, and no such Subsequent Collateral Interest shall be a part of the Seller’s estate in the event of the insolvency or the bankruptcy of the Seller. Each schedule attached to a Subsequent Transfer Instrument pursuant to a sale of one or more Subsequent Collateral Interests is hereby incorporated and made a part of this Agreement.

(d) Within 45 days after the Closing Date (or, in the case of any Delayed Collateral Interests or Subsequent Collateral Interest, within 45 days of the applicable Transfer Date, as applicable), each UCC financing statement in favor of the Issuer with the definition of “Collateral Interest File” in the Indenture shall be submitted for filing. In the event that any such UCC financing statement is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall promptly prepare or cause the preparation of a substitute therefor or cure or cause the curing of such defect, as the case may be, and shall thereafter deliver the substitute or corrected document for recording or filing, as appropriate, at the Seller’s expense. In the event that the Seller receives the original filed copy, the Seller shall, or shall cause a third party vendor or any other party under its control to, promptly upon receipt of the original recorded or filed copy (and in no event later than 5 Business Days following such receipt) deliver such original to the Custodian, with evidence of filing thereon. Notwithstanding anything to the contrary contained in this Section 2, in those instances where the public recording office retains the original mortgage, assignment of mortgage, assignment of leases and rents or assignment of assignment of leases and rents, if applicable, after any has been recorded, the obligations hereunder of the Seller shall be deemed to have been satisfied upon delivery to the Issuer (or the Custodian) of a copy of the recorded original of such Mortgage, assignment of mortgage, assignment of leases and rents or assignment of leases and rents.

3.	Conditions.

The obligations of the parties under this Agreement are subject to satisfaction of the following conditions:

(a) the representations and warranties contained herein shall be accurate and complete in all material respects (i) as of the Closing Date, except as set forth in the Exception Schedule, with respect to the Closing Date Collateral Interests and (ii) as of the applicable Transfer Date, except as set forth in the Subsequent Transfer Instrument, with respect to, as applicable, any Delayed Collateral Interests or Subsequent Collateral Interests;

(b) on each Transfer Date, as applicable, counsel for the Issuer shall have been furnished with all such documents, certificates and opinions as such counsel may reasonably request in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Seller, the performance of any of the Collateral Interests hereunder or the fulfillment of any of the conditions herein contained;

(c) with respect to the Closing Date Collateral Interests, the issuance of the Notes and receipt by the Issuer of full payment therefor;

(d) with respect to any Delayed Collateral Interests or Subsequent Collateral Interests, such Collateral Interests shall, collectively and individually (as applicable, after giving effect to the sale and assignment of such Collateral Interests to the Issuer), be acquired in accordance with the terms of the Indenture, and the purchase price therefor shall be paid to the Seller; and

(e) with respect to the Closing Date Collateral Interests, each such Collateral Interest (after giving effect to the Grant of such Collateral Interest to the Issuer) is acquired in accordance with this Agreement and the Indenture and the purchase price therefor is paid to the Seller.

4.	Covenants, Representations and Warranties.

(a) Each party to this Agreement hereby represents and warrants to the other party that (i) it is duly organized or incorporated, as the case may be, and validly existing as an entity under the laws of the jurisdiction in which it is incorporated, chartered or organized, (ii) it has the requisite power and authority to enter into and perform this Agreement, and (iii) this Agreement has been duly authorized by all necessary action, has been duly executed by one or more duly authorized officers or directors and is the valid and binding agreement of such party enforceable against such party in accordance with its terms.

(b) The Seller further represents and warrants to the Issuer, with respect to each Collateral Interest, as of the respective Transfer Date, that:

(i) immediately prior to the sale of the Collateral Interests to the Issuer, the Seller shall own the Collateral Interests, shall have good and marketable title thereto, free and clear of any pledge, lien, security interest, charge, claim, equity, or encumbrance of any kind, and upon the delivery or transfer of the Collateral Interests to the Issuer as contemplated herein, the Issuer shall receive good and marketable title to the Collateral Interests, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind;

(ii) the Seller acquired its ownership in the Collateral Interests in good faith without notice of any adverse claim, and upon the delivery or transfer of the Collateral Interests to the Issuer as contemplated herein, the Issuer shall acquire ownership in the Collateral Interests in good faith without notice of any adverse claim;

(iii) the Seller has not assigned, pledged or otherwise encumbered any interest in the Collateral Interests (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released);

(iv) none of the execution, delivery or performance by the Seller of this Agreement shall (x) conflict with, result in any breach of or constitute a default (or an event which, with the giving of notice or passage of time, or both, would constitute a default) under, any term or provision of the organizational documents of the Seller, or any material indenture, agreement, order, decree or other material instrument to which the Seller is party or by which the Seller is bound which materially adversely affects the Seller’s ability to perform its obligations hereunder or (y) violate any provision of any law, rule or regulation applicable to the Seller of any regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties which has a material adverse effect upon the Seller’s ability to perform its obligations hereunder;

(v) no consent, license, approval or authorization from, or registration or qualification with, any governmental body, agency or authority, nor any consent, approval, waiver or notification of any creditor or lessor is required in connection with the execution, delivery and performance by the Seller of this Agreement the failure of which to obtain would have a material adverse effect except such as have been obtained and are in full force and effect;

(vi) it has adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. It is generally able to pay, and as of the date hereof is paying, its debts as they come due. It has not become or is not presently, financially insolvent nor will it be made insolvent by virtue of its execution of or performance under any of the provisions of this Agreement within the meaning of the bankruptcy laws or the insolvency laws of any jurisdiction. It has not entered into this Agreement or the transactions effectuated hereby in contemplation of insolvency or with intent to hinder, delay or defraud any creditor;

(vii) no proceedings are pending or, to its knowledge, threatened against it before any federal, state or other governmental agency, authority, administrative or regulatory body, arbitrator, court or other tribunal, foreign or domestic, which, singularly or in the aggregate, could materially and adversely affect the ability of the Seller to perform any of its obligations under this Agreement; and

(viii) the consideration received by it upon the sale of the Collateral Interests owned by it constitutes fair consideration and reasonably equivalent value for such Collateral Interests.

(c) The Seller further represents and warrants to the Issuer, with respect to each Collateral Interest, as of the respective Transfer Date, that:

(i) the Loan Documents with respect to each Collateral Interest do not prohibit the Issuer from granting a security interest in and assigning and pledging such Collateral Interest to the Trustee;

(ii) none of the Collateral Interests will cause the Issuer to have payments subject to foreign or United States withholding tax;

(iii) the transfer of the Collateral Interests will be reflected on the Seller’s balance sheet and other financial statements as a sale and/or contribution of the Collateral Interests to the Issuer and not as a financing. The Issuer agrees that the transfer to the Issuer of the Collateral Interests shall be reflected on the Issuer’s balance sheet and other financial statements as the purchase and/or acquisition of such Collateral Interests by the Issuer from the Seller and not as a loan to the Issuer from Seller. The Seller is not selling the Collateral Interests and the Co-Issuers are not selling the Offered Notes with any intent to hinder, delay or defraud any of the creditors of the Co-Issuers;

(iv) with respect to each of the Closing Date Collateral Interests, except as set forth in the Exception Schedule, and with respect to any Delayed Collateral Interests or Subsequent Collateral Interests acquired after the Closing Date in accordance with the terms of the Indenture, except as set forth in the applicable Subsequent Transfer Instrument, the representations and warranties set forth on Exhibit B are true and correct in all material respects; and

(v) the Seller has delivered to the Issuer or its designee the documents required to be delivered with respect to each Collateral Interest set forth in the definition of “Collateral Interest File” in the Indenture.

(d) For purposes of the representations and warranties set forth in Exhibit B, the phrases “to the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Loans regarding the matters expressly set forth herein. All information contained in documents which are part of or required to be part of a Collateral Interest File shall be deemed to be within the knowledge and the actual knowledge of the Seller. Wherever there is a reference to receipt by, or possession of, the Seller of any information or documents, or to any action taken by the Seller or not taken by the Seller, such reference shall include the receipt or possession of such information or documents by, or the taking of such action or the failure to take such action by, the Seller or any servicer acting on its behalf.

(e) The Seller shall, not later than ninety (90) days from discovery by the Seller or receipt of written notice from any party to the Indenture and the Servicing Agreement of (i) its breach of a representation or a warranty pursuant to this Agreement that materially and adversely affects the ownership interests of the Issuer (or the Trustee as its assignee) in a Collateral Interest or the value of a Collateral Interest or the interests of the Noteholders therein (a “Material Breach”), or (ii) any Material Document Defect relating to any Collateral Interest, (A) cure such Material Breach or Material Document Defect, provided, that if such Material Breach or Material Document Defect cannot be cured within such 90-day period (any such 90-day period, the “Initial Resolution Period”), the Seller shall not later than the end of such Initial Resolution Period, either (1) repurchase the affected Collateral Interest at the Par Purchase Price or (2) substitute the affected

Collateral Interest for either (I) a Substitute Collateral Interest or (II) a combination of a Substitute Collateral Interest and cash; provided that the sum of (x) the Par Purchase Price of such Substitute Collateral Interest, plus (y) the cash amount (if any) to be paid to the Issuer in connection with such substitution, shall be equal to or greater than the Par Purchase Price of such affected Collateral Interest; provided, further, however, that if the Seller certifies to the Issuer and the Trustee in writing that (x) any such Material Breach or Material Document Defect, as the case may be, is capable of being cured in all material respects but not within the Initial Resolution Period and (y) the Seller has commenced and is diligently proceeding with the cure of such Material Breach or Material Document Defect, as the case may be, then the Seller shall have an additional 90-day period to complete such cure or, failing such, to repurchase or substitute the affected Collateral Interest (or the related Mortgaged Property); and provided, further, that, if any such Material Document Defect is still not cured in all material respects after the Initial Resolution Period and any such additional 90-day period solely due to the failure of the Seller to have received the recorded or filed document, then the Seller shall be entitled to continue to defer its cure, repurchase or substitution obligations in respect of such Material Document Defect until eighteen (18) months after the related Transfer Date for so long as the Seller certifies to the Trustee every thirty (30) days thereafter that such Material Document Defect is still in effect solely because of its failure to have received the recorded or filed document and that the Seller is diligently pursuing the cure of such Material Document Defect (specifying the actions being taken); (B) make a cash payment to the Issuer (which cash payment must be paid to the Servicer for deposit in the Collection Account) in an amount that the Collateral Manager on behalf of the Issuer determines is sufficient to compensate the Issuer for such Material Document Defect or Material Breach (such payment, a “Loss of Value Payment”), which Loss of Value Payment shall be deemed to cure such Material Breach or Material Document Defect. In addition, with respect to any Combined Loan, if the Mortgage Loan portion thereof is repaid in full, but the Mezzanine Loan portion thereof remains outstanding (a “Combined Loan Repurchase Event”), the Seller shall be required to repurchase such Collateral Interest from the Issuer at the Par Purchase Price. Such repurchase, substitution, cure or Loss of Value Payment obligation by the Seller and Holdco’s guarantee of such obligations pursuant to Section 13 shall be the Issuer’s sole remedy for any Material Breach, Material Document Defect or Combined Loan Repurchase Event pursuant to this Agreement with respect to any Collateral Interest sold to the Issuer by the Seller. It is hereby acknowledged and agreed that the representations and warranties in this Agreement and any representations and warranties made in any Subsequent Transfer Instrument are being made for risk allocation purposes.

(f) The Seller hereby acknowledges and consents to the collateral assignment by the Issuer of this Agreement and all right, title and interest thereto to the Trustee, for the benefit of the Secured Parties, as required in Sections 15.1(f)(i) and (ii) of the Indenture.

(g) The Seller hereby covenants and agrees that it shall perform any provisions of the Indenture made expressly applicable to the Seller by the Indenture, as required by Section 15.1(f)(i) of the Indenture.

(h) The Seller hereby covenants and agrees that all of the representations, covenants and agreements made by or otherwise entered into by it in this Agreement shall also be for the benefit of the Secured Parties, as required by Section 15.1(f)(ii) of the Indenture and agrees that enforcement of any rights hereunder by the Trustee, the Note Administrator, the Servicer, or the Special Servicer, as the case may be, shall have the same force and effect as if the right or remedy had been enforced or executed by the Issuer but that such rights and remedies shall not be any greater than the rights and remedies of the Issuer under Section 4(e) above.

(i) On or prior to the applicable Transfer Date, the Seller shall deliver the Loan Documents to the Issuer or, at the direction of the Issuer, to the Custodian, with respect to each Collateral Interest sold to the Issuer hereunder. The Seller hereby covenants and agrees, as required by Section 15.1(f)(iii) of the Indenture, that it shall deliver to the Trustee duplicate original copies of all notices, statements, communications and instruments delivered or required to be delivered to the Issuer by each party pursuant to this Agreement.

(j) Each Seller Party hereby covenants and agrees, as required by Section 15.1(f)(iv) of the Indenture, that it shall not enter into any agreement amending, modifying or terminating this Agreement (other than in respect of an amendment or modification to cure any inconsistency, ambiguity or manifest error, in each case, so long as such amendment or modification does not affect in any material respects the interests of any Secured Party), without notifying the Rating Agencies through the 17g-5 Website as set forth in the Indenture.

(k) Sub-REIT and the Issuer hereby covenant, that at all times (1) Sub-REIT will qualify as a REIT for U.S. federal income tax purposes and the Issuer will qualify as a Qualified REIT Subsidiary or other disregarded entity of Sub-REIT for U.S. federal income tax purposes, or (2) based on an Opinion of Counsel, the Issuer will be treated as a Qualified REIT Subsidiary or other disregarded entity of a REIT other than Sub-REIT, or (3) based on an Opinion of Counsel, the Issuer will be treated as a foreign corporation that is not engaged in a trade or business within the United States for U.S. federal income tax purposes (which opinion may be conditioned on compliance with certain restrictions on the investment or other activities of the Issuer and the Servicer or the Collateral Manager on behalf of the Issuer).

(l) Except for the agreed-upon procedures report obtained from an accounting firm engaged to provide procedures involving a comparison of information in loan files for the Collateral Interests to information on a data tape relating to the Collateral Interests (the “Accountants’ Due Diligence Report”), the Seller has not obtained (and, through and including the Closing Date, will not obtain) any “third party due diligence report” (as defined in Rule 15Ga-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) in connection with the transactions contemplated herein and the Offering Memorandum and, except for the accountants with respect to the Accountants’ Due Diligence Report, the Seller has not employed (and, through and including the Closing Date, will not employ) any third party to engage in any activity that constitutes “due diligence services” within the meaning of Rule 17g-10 under the Exchange Act in connection with the transactions contemplated herein and in the Offering Memorandum. The Placement Agents are third-party beneficiaries of the provisions set forth in this Section 4(l).

(m) The Issuer covenants and warrants to the Seller that it (i) prepared or caused to be prepared one or more reports on Form ABS-15G (each, a “Form 15G”) containing the findings and conclusions of the Accountants’ Due Diligence Report and meeting all other requirements of Form 15G and Rule 15Ga-2 under the Exchange Act, any other rules and regulations of the Securities and Exchange Commission and the Exchange Act; (ii) provided a copy of the final draft of the Form 15G to the Placement Agents at least six Business Days before the first sale in the offering contemplated by the Offering Memorandum; and (iii) furnished each

Form 15G to the Securities and Exchange Commission on EDGAR at least five Business Days before the first sale in the offering contemplated by the Offering Memorandum as required by Rule 15Ga-2 under the Exchange Act.

5.	Sale.

It is the intention of the parties hereto that the transfers and assignments contemplated by this Agreement shall constitute a sale of the Collateral Interests and the Initial Interest Reserve Deposit Amount from the Seller to the Issuer and the beneficial interest in and title to the Collateral Interests shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. In the event that, notwithstanding the intent of the parties hereto, the transfer and assignment contemplated hereby is held not to be a sale (for non-tax purposes), this Agreement shall constitute a security agreement under applicable law, and, in such event, the Seller shall be deemed to have granted, and the Seller hereby grants, to the Issuer a security interest in the Collateral Interests and the Initial Interest Reserve Deposit Amount and all payments thereon or with respect thereto, in each case, other than the Retained Interest, if any, for the benefit of the Secured Parties and its assignees as security for the Seller’s obligations hereunder and the Seller consents to the pledge of the Collateral Interests and the Initial Interest Reserve Deposit Amount to the Trustee.

6.	Non-Petition.

Notwithstanding any other provision of this Agreement, the Seller agrees not to institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation proceedings or other proceedings under U.S. federal or state bankruptcy or similar laws in any jurisdiction until at least one year and one day, or, if longer, the applicable preference period then in effect after the payment in full of all Notes issued under the Indenture. This Section 6 shall survive the termination of this Agreement for any reason whatsoever.

7.	Amendments.

This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by the parties hereto and satisfaction of the Rating Agency Condition.

8.	Communications.

Except as may be otherwise agreed between the parties, all communications hereunder shall be made in writing to the relevant party by personal delivery or by courier or first-class registered mail, or the closest local equivalent thereto, or by electronic transmission as follows:

To the Seller:	TRTX Master CLO Loan Seller, LLC

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Attention: Ashvin Rao, Ryan Roberto and Brandon Fox

Email:

with a copy to:

TRTX Master CLO Loan Seller, LLC

888 Seventh Avenue, 35th Floor

New York, New York 10106

Attention: Ashvin Rao, Ryan Roberto and Brandon Fox

Email:

with a copy to:

Dechert LLP

Three Bryant Park

1095 Avenue of the Americas

New York, New York 10036

Attention: Laura Swihart

Email:

To the Issuer:	TRTX 2026-FL8 Issuer, Ltd.

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Attention: Ashvin Rao, Ryan Roberto and Brandon Fox

Email:

with a copy to:

TRTX 2026-FL8 Issuer, Ltd.

888 Seventh Avenue, 35th Floor

New York, New York 10106

Attention: Ashvin Rao, Ryan Roberto and Brandon Fox

Email:

with a copy to:

Dechert LLP

Three Bryant Park

1095 Avenue of the Americas

New York, New York 10036

Attention: Laura Swihart

Email:

To Holdco:	TPG RE Finance Trust Holdco, LLC

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Attention: Ashvin Rao, Ryan Roberto and Brandon Fox

Email:

with a copy to:

TPG RE Finance Trust Holdco, LLC

888 Seventh Avenue, 35th Floor

New York, New York 10106

Attention: Ashvin Rao, Ryan Roberto and Brandon Fox

Email:

with a copy to:

Dechert LLP

Three Bryant Park

1095 Avenue of the Americas

New York, New York 10036

Attention: Laura Swihart

Email:

or to such other address, telephone number or email address as any party may notify the other parties in accordance with the terms hereof from time to time. Any communications hereunder shall be effective upon receipt.

9.	Governing Law and Consent to Jurisdiction.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

(b) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court hearing appeals from the Courts mentioned above, in any action, suit or proceeding brought against it and to or in connection with this Agreement or the transaction contemplated hereunder or for recognition or enforcement of any judgment, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York State court or, to the extent permitted by law, in such federal court. The parties hereto agree that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the parties hereto hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in any inconvenient forum, that the venue of the suit, action or proceeding is improper or that the subject matter thereof may not be litigated in or by such courts.

(c) To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

(d) The Issuer irrevocably appoints Corporation Service Company as its agent for service of process in New York in respect of any such suit, action or proceeding. The Issuer agrees that service of such process upon such agent shall constitute personal service of such process upon it.

(e) The Seller irrevocably consents to the service of any and all process in any action or proceeding by the mailing by certified mail, return receipt requested, or delivery requiring proof of delivery of copies of such process to it at the address set forth in Section 8 hereof.

10.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. This Agreement shall be valid, binding and enforceable against a party (and any respective successors and permitted assigns thereof) when executed and delivered by an authorized individual on behalf of such party by means of (i) an original manual signature, (ii) a faxed, scanned or photocopied manual signature or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case, to the extent applicable. Each faxed, scanned or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by electronic transmission shall be effective as delivery of a manually executed original counterpart to this Agreement. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

11.	Limited Recourse Agreement.

Notwithstanding any other provision of this Agreement, all obligations of the Issuer arising hereunder or in connection herewith are limited in recourse to the Collateral and to the extent the proceeds of the Collateral, when applied in accordance with the Priority of Payments, are insufficient to meet the obligations of the Issuer hereunder in full, the Issuer shall have no further liability in respect of any such outstanding obligations and any obligations of, and all remaining claims against, the Issuer, arising hereunder or in connection herewith, shall be extinguished and shall not thereafter revive. The obligations of the Issuer hereunder or in connection herewith will be solely the corporate obligations of the Issuer and the Seller will not have recourse to any of the directors, officers, employees, shareholders or affiliates of the Issuer with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby or in connection herewith. This Section 11 shall survive the termination of this Agreement for any reason whatsoever.

12.	Assignment and Assumption.

With respect to the Collateral Interests that are subject to a Participation Agreement, the parties hereto intend that the provisions of this Section 12 serve as an assignment and assumption agreement between the Seller, as the assignor, and the Issuer, as the assignee. Accordingly, the Seller hereby (and in accordance with and subject to all other applicable provisions of this Agreement) assigns, grants, sells, transfers, delivers, sets over, and conveys to the Issuer all right, title and interest of the Seller in, to and arising out of the related Participation Agreement, and the Issuer hereby accepts (subject to applicable provisions of this Agreement) the foregoing assignment and assumes all of the rights and obligations of the Seller with respect to the related Participation Agreement from and after the Closing Date. In addition, the Issuer acknowledges that each of such Collateral Interests will be serviced by, and agrees to be bound by, the terms of the applicable Servicing Agreement (as defined in the related Participation Agreement).

13.	Guarantee by Holdco.

(a) Holdco hereby unconditionally and irrevocably guarantees to the Issuer the due and punctual payment of all sums due by, and the performance of all obligations of, the Seller under Section 4(e) of this Agreement, as and when the same shall become due and payable (after giving effect to any applicable grace period) according to the terms hereof. In the case of the failure of the Seller to make any such payment or perform such obligation as and when due, Holdco hereby agrees to make such payment or cause such payment or perform such obligation to be made or such obligation to be performed, promptly upon written demand by the Issuer to Holdco, but any delay in providing such notice shall not under any circumstances reduce the liability of Holdco or operate as a waiver of Issuer’s right to demand payment or performance.

(b) This guarantee shall be a guaranty of payment and performance, and the obligations of Holdco under this guarantee shall be continuing, absolute and unconditional. Holdco waives any and all defenses it may have arising out of: (i) the validity or enforceability of this Agreement; (ii) the absence of any action to enforce the same; (iii) the rendering of any judgment against the Seller or any action to enforce the same; (iv) any waiver or consent by the Issuer or any amendment or other modification to this Agreement; (v) any defense to payment hereunder based upon suretyship defenses; (vi) the bankruptcy or insolvency of the Seller, (vii) any defense based on (1) the entity status of the Seller, (2) the power and authority of the Seller to enter into this Agreement and to perform its obligations hereunder or (3) the legality, validity and enforceability of the Seller’s obligation under this Agreement, or (viii) any other defense, circumstances or limitation of any nature whatsoever that would constitute a legal or equitable discharge of a guarantor or other third party obligor. This guarantee shall continue to remain in full force and effect in accordance with its terms notwithstanding the renewal, extension, modification, or waiver, in whole or in part, of any of Seller’s obligations under this Agreement or the Indenture that are subject to this guarantee.

(c) Holdco waives (i) diligence, presentment, demand for payment, protest and notice of nonpayment or dishonor and all other notices and demands relating to this Agreement and (ii) any requirement that the Issuer proceed first against the Seller under this Agreement or otherwise exhaust any right, power or remedy under this Agreement before proceeding hereunder.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Collateral Interest Purchase Agreement as of the day and year first above written.

TRTX MASTER CLO LOAN SELLER, LLC

By:	/s/ Matthew White
Name: Matthew White
Title: Vice President

TRTX 2026-FL8 ISSUER, LTD.

By:	/s/ Matthew White
Name: Matthew White
Title: Vice President

TPG RE FINANCE TRUST HOLDCO, LLC

By:	/s/ Matthew White
Name: Matthew White
Title: Vice President

Agreed and Acknowledged, solely as to Section 4(k), by:

TPG RE FINANCE TRUST CLO SUB-REIT

By:	/s/ Matthew Coleman
Name: Matthew Coleman
Title: Vice President

[TRTX 2026-FL8 – Collateral Interest Purchase Agreement]

EXHIBIT A

COLLATERAL INTEREST SCHEDULE

Closing Date Collateral Interests
Collateral Interest	Collateral Interest Type	Collateral Interest Cut-off Date Balance	Collateral Interest Closing Date Balance
Greenpoint Central	Pari Passu Participation	$66,000,000	$66,000,000
Victor Prosper	Pari Passu Participation	$65,500,000	$65,500,000
Orange Grand	Pari Passu Participation	$65,000,000	$65,000,000
AVA Arts District	Pari Passu Participation	$64,500,000	$64,500,000
Standard at Royal Lane	Pari Passu Participation	$60,000,000	$60,000,000
The Pearl	Mortgage Loan	$54,500,000	$54,500,000
Luke Field	Pari Passu Participation	$51,000,000	$51,000,000
The Newbury	Pari Passu Participation	$50,000,000	$50,000,000
Project Oak	Pari Passu Participation	$49,500,000	$49,500,000
Project Glacier	Pari Passu Participation	$49,500,000	$49,500,000
Moda North Bay Village	Pari Passu Participation	$49,300,000	$49,300,000
The Platform	Pari Passu Participation	$49,300,000	$49,300,000
The Morgan	Pari Passu Participation	$49,258,857	$49,258,857
The Overlook	Pari Passu Participation	$45,027,298	$45,027,298
Central Logistics	Pari Passu Participation	$45,000,000	$45,000,000
Bybee Lake Logistics	Pari Passu Participation	$44,996,653	$44,996,653
Canvas at Inver Grove Heights	Mortgage Loan	$40,000,000	$40,000,000
Canvas at Castle Rock	Pari Passu Participation	$30,317,192	$30,317,192
Canvas at Willow Park	Mortgage Loan	$22,000,000	$22,000,000
Golden Apple 2	Pari Passu Participation	$49,300,000	$49,300,000

Exhibit A-1

EXHIBIT B

COLLATERAL INTEREST REPRESENTATIONS AND WARRANTIES

A. Representations and Warranties Concerning Collateral Interests. With respect to each Collateral Interest:

(1)

Ownership of Collateral Interest. On the applicable Transfer Date, no Collateral Interest was subject to any assignment (other than assignments to the Seller), participation (other than with respect to a Participation) or pledge, and the Seller had good title to, and was the sole owner of, each Collateral Interest free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to a Participation), any other ownership interests on, in or to such Collateral Interest other than any servicing rights appointment or similar agreement. The Seller has full right and authority to sell, assign and transfer each Collateral Interest, and the assignment to the Issuer constitutes a legal, valid and binding assignment of such Collateral Interest free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Collateral Interest.

(2)

Collateral Interest Schedule. The information pertaining to each Collateral Interest which is set forth in Exhibit A to this Agreement is true and correct in all material respects as of the Transfer Date and contains all information required by the Collateral Interest Purchase Agreement to be contained therein.

B. Representations and Warranties Concerning Mortgage Loans. With respect to each Loan:

(1)	Whole Loan. Each Loan is a whole loan and not a participation interest in a loan.

(2)

Loan Documents Status. Each related Mortgage Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related borrower, guarantor or other obligor in connection with such Loan is the legal, valid and binding obligation of the related borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency, one action, or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”). Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or

Exhibit B-1

right of rescission available to the related borrower with respect to any of the related Mortgage Notes, Mortgages or other Loan Document, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Seller in connection with the origination of the Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)

Mortgage Provisions. The Loan Documents for each Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)

Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Collateral Interest File or as otherwise provided in the related Loan Documents (a) the material terms of such Mortgage, Mortgage Note, Loan guaranty, Partition Agreement, if applicable, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect that could be reasonably expected to have a material adverse effect on such Loan; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related borrower nor the related guarantor nor the related participating institution has been released from its material obligations under the Loan or Participation, if applicable. With respect to each Loan, except as contained in a written document included in the Collateral Interest File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Loan consented to by the Seller on or after the Representation Date.

(5)

Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the Issuer constitutes a legal, valid and binding assignment to the Issuer. Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Loan or Allocated Loan Amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Schedule 1(a) to this Exhibit B (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Representation Date, to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights

Exhibit B-2

exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(6)

Permitted Liens; Title Insurance. Each Mortgaged Property securing a Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Loan (or with respect to a Loan secured by multiple properties, an amount equal to at least the Allocated Loan Amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy or appearing of record; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Loan is cross-collateralized and cross-defaulted with another Loan (each a “Crossed Loan”), the lien of the Mortgage for another Loan that is cross-collateralized and cross-defaulted with such Crossed Loan, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)

Junior Liens. It being understood that B notes secured by the same Mortgage as a Loan are not subordinate mortgages or junior liens, except for any Crossed Loan, there are, as of origination, and to the Seller’s knowledge, as of the Representation Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanic’s and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Other than any Mezzanine Loan that is part of a Combined Loan, the Seller has no knowledge of any mezzanine debt secured directly by interests in the related borrower, except as set forth in Schedule 1(b).

Exhibit B-3

(8)

Assignment of Leases, Rents and Profits. There exists as part of the related Collateral Interest File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(9)

UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Loan Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)

Condition of Property. The Seller or the originator of the Loan inspected or caused to be inspected each related Mortgaged Property within six (6) months of origination of the Mortgage Loan and within twelve months of the Representation Date. An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Representation Date. To the Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Loan.

Exhibit B-4

(11)

Taxes and Assessments. All real estate taxes, governmental assessments and other similar outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Representation Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof will not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)

Condemnation. As of the date of origination and to the Seller’s knowledge as of the Representation Date, there is no proceeding pending, and, to the Seller’s knowledge as of the date of origination and as of the Representation Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)

Actions Concerning Loan. To the Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 6), an engineering report or property condition assessment as described in paragraph 10, applicable local law compliance materials as described in paragraph 24, reasonable and customary bankruptcy, civil records, UCC-1, and judgment searches of the borrowers and guarantors, and the ESA (as defined in paragraph 40), on and as of the date of origination and as of the Representation Date, there was no pending or filed action, suit or proceeding, involving any borrower, guarantor, or borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such borrower’s ability to perform under the related Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Loan Documents or (f) the current principal use of the Mortgaged Property.

(14)

Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Loan are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Seller to the Issuer or its servicer.

(15)

No Holdbacks. The Principal Balance as of the Representation Date of the Collateral Interest set forth on Exhibit A to this Agreement has been fully disbursed as of the Representation Date and there is no requirement for future advances thereunder except in those cases where the (1) full amount of the Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the borrower or other considerations determined by the Seller to merit such holdback or (2) the Collateral Interest is a Participation with a Future Funding Participation that evidences a future funding obligation.

Exhibit B-5

(16)

Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of any one of (i) at least “A-:VII” from A.M. Best Company, (ii) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or (iii) at least “A-” from Standard & Poor’s Ratings Services (“S&P”) (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original Principal Balance of the Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property. Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Document, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than twelve (12) months (or with respect to each Loan on a single asset with a Principal Balance of $50 million or more, eighteen (18) months). If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related borrower is required to maintain insurance in an amount that is at least equal to the lesser of (1) the outstanding Principal Balance of the Loan and (2) the maximum amount of such insurance available under the National Flood Insurance Program. If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms. The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Document, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate. An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VII”

Exhibit B-6

by A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” by S&P, in an amount not less than 100% of the SEL or PML, as applicable. The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the reduction of the outstanding Principal Balance of such Loan together with any accrued interest thereon. All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee. Each related Loan obligates the related borrower to maintain all such insurance and, at such borrower’s failure to do so, authorizes the lender to maintain such insurance at the borrower’s cost and expense and to charge such borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least ten (10) days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least thirty (30) days prior notice to the lender of termination or cancellation (or such lesser period, not less than ten (10) days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Seller.

(17)

Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Loan requires the borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created or the non-recourse carveout guarantor under the Loan has indemnified the mortgagee for any loss suffered in connection therewith.

(18)

No Encroachments. To the Seller’s knowledge based solely on surveys obtained in connection with origination (which may have been a previously existing “as built” survey) and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and

Exhibit B-7

adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No material improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements have been obtained under the Title Policy.

(19)

No Contingent Interest or Equity Participation. No Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Seller.

(20)	[Intentionally left blank.]

(21)

Compliance with Usury Laws. The Interest Rate (exclusive of any default interest, late charges, yield maintenance charges, exit fees, or prepayment premiums) of such Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)

Authorized to do Business. To the extent required under applicable law, as of the Representation Date and as of each date that the Seller held the Mortgage Note, the Seller was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Loan by the Issuer.

(23)

Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Seller’s knowledge, as of the Representation Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(24)

Local Law Compliance. To the Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multi-family and manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Loan as of the date of origination of such Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Loan. The terms of the Loan Documents require the borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

Exhibit B-8

(25)

Licenses and Permits. Each borrower covenants in the Loan Documents that it will keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multi-family and manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Loan requires the related borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)

Recourse Obligations. The Loan Documents for each Loan provide that such Mortgage Loan is non-recourse to the related parties thereto except that (a) the related borrower and at least one individual or entity will be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related borrower and/or its principals specified in the related Loan Document, which acts generally include (i) acts of fraud or intentional material misrepresentation, (ii) misappropriation of rents (following an Event of Default), insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property, and (iv) any breach of the environmental covenants contained in the related Loan Document, and (b) the Loan will become full recourse to the related borrower and at least one individual or entity, if the related borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

(27)

Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to the lesser of (i) 110% of the related Allocated Loan Amount of such portion of the Mortgaged Property and (ii) the outstanding Principal Balance of the Loan, (b) upon payment in full of such Loan, (c) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (d) as required pursuant to an order of condemnation.

(28)

Financial Reporting and Rent Rolls. The Loan Documents for each Loan require the borrower to provide the owner or holder of the Mortgage with quarterly or monthly (other than for single-tenant properties) and annual operating statements, and quarterly or monthly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Loan with more than one borrower are in the form of an annual combined balance sheet of the borrower entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

Exhibit B-9

(29)

Acts of Terrorism Exclusion. With respect to each Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002 (as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and further amended by the Terrorism Risk Insurance Program Reauthorization Act of 2019 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Loan, and, to the Seller’s knowledge, do not, as of the Representation Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Loan, the related Loan Documents generally only require that the related borrower take commercially reasonable efforts to obtain insurance against damage resulting from acts of terrorism unless lack of such insurance will result in a downgrade of the ratings of the related Loan. With respect to each Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Schedule 1(a); provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the borrower under each Loan is required to carry terrorism insurance, but in such event the borrower will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)

Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Loan contains a “due on sale” or other such provision for the acceleration of the payment of the Principal Balance of such Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Document), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Document, (iii) transfers that do not result in a change of Control of the related borrower or transfers of passive interests so long as the guarantor retains Control, (iv) transfers to another holder of direct or indirect equity in the borrower, a specific Person

Exhibit B-10

designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Document, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraph (27) herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Loan, or future permitted mezzanine debt in each case as set forth in Schedule 1(b) or Schedule 1(c) to this Exhibit B or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Interest or any subordinate debt that existed at origination and is permitted under the related Loan Document, (ii) purchase money security interests, (iii) any Crossed Loan as set forth in Schedule 1(d) to this Exhibit B or (iv) Permitted Encumbrances. For purposes of the foregoing representation, “Control” means the power to direct the management and policies of an entity, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise.

(31)

Single-Purpose Entity. Each Loan requires the borrower to be a Single-Purpose Entity for at least as long as the Loan is outstanding. Both the Loan Documents and the organizational documents of the borrower with respect to each Loan with a Principal Balance as of the Representation Date in excess of $5 million provide that the borrower is a Single-Purpose Entity, and each Loan with a Principal Balance as of the Representation Date of $20 million or more has a counsel’s opinion regarding non-consolidation of the borrower. For this purpose, a “Single-Purpose Entity” will mean an entity, other than an individual, whose organizational documents (or if the Loan has a Principal Balance as of the Representation Date equal to $5 million or less, its organizational documents or the related Loan Document) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Document, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Document, that it has its own books and records and accounts separate and apart from those of any other person (other than a borrower for a Crossed Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)	[Intentionally left blank.]

(33)

Interest Rates. Each Loan, bears interest at a floating rate of interest that is based on the Benchmark plus a margin (which interest rate may be subject to a minimum or “floor” rate); provided however, that the interest rate can be based on an alternative rate index, as described in the related Loan Document, instead of the Benchmark, under certain circumstances.

(34)

Ground Leases. For purposes of the Collateral Interest Purchase Agreement, a “Ground Lease” means a lease creating a leasehold estate in real property where the fee owner as the ground lessor or sub ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised

Exhibit B-11

under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Loan where the Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Seller, its successors and assigns, the Seller represents and warrants that:

(a)

The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)

The lessor under such Ground Lease has agreed in a writing included in the related Collateral Interest File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender (except termination or cancellation if (i) notice of a default under the Ground Lease is provided to lender and (ii) such default is curable by lender as provided in the Ground Lease but remains uncured beyond the applicable cure period), and no such consent has been granted by the Seller since the origination of the Loan except as reflected in any written instruments which are included in the related Collateral Interest File;

(c)

The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Loan, or ten (10) years past the stated maturity if such Loan fully amortizes by the stated maturity (or with respect to a Loan that accrues on an actual 360 basis, substantially amortizes);

(d)

The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)

The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Loan and its successors and assigns without the consent of the lessor;

Exhibit B-12

(f)

The Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)

The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)

A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Seller in connection with loans originated for securitization;

(j)

Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Document) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding Principal Balance of the Loan, together with any accrued interest;

(k)

In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding Principal Balance of the Loan, together with any accrued interest; and

(l)

Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)

Servicing. The servicing and collection practices used by the Seller with respect to the Loan have been, in all material respects, legal and have met customary industry standards for servicing of similar commercial loans, multifamily and manufactured housing community loans intended for securitization.

Exhibit B-13

(36)

Origination and Underwriting. The origination practices of the Seller (or the related originator if the Seller was not the originator) with respect to each Loan have been, in all material respects, legal and as of the date of its origination, such Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Exhibit B.

(37)

No Material Default; Payment Record. No Loan has been more than thirty (30) days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Representation Date, no Loan is more than thirty (30) days delinquent (beyond any applicable grace or cure period) in making required payments as of the Representation Date. To the Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Loan or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in Schedule 1(a) to this Exhibit B. No person other than the holder of such Loan (subject to any related Partition Agreement, if applicable) may declare any event of default under the Loan or accelerate any indebtedness under the Loan Documents.

(38)

Bankruptcy. As of the date of origination of the related Loan and to the Seller’s knowledge as of the Representation Date, no borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)

Organization of Borrower. With respect to each Loan, in reliance on certified copies of the organizational documents of the borrower delivered by the borrower in connection with the origination of such Loan, the borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Loan, no Loan has a borrower that is an Affiliate of another borrower. (An “Affiliate” for purposes of this paragraph (39) means, a borrower that is under direct or indirect common ownership and control with another borrower.)

(40)

Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements was conducted by a reputable environmental consultant in connection with such Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor,

Exhibit B-14

hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (a) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related borrower and is held or controlled by the related lender; (b) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related borrower that can reasonably be expected to mitigate the identified risk; (c) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Representation Date, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (d) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (e) a party not related to the borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (f) a party related to the borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)

Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Loan origination date, and within 12 months of the Representation Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Loan. The appraisal (or a separate letter) contains a statement by the appraiser to the effect that the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

(42)	Cross-Collateralization. No Loan is cross-collateralized or cross-defaulted with any mortgage loan that is not held by the Issuer.

Exhibit B-15

(43)

Advance of Funds by the Seller. After origination, no advance of funds has been made by the Seller to the related borrower other than in accordance with the Loan Document, and, to the Seller’s knowledge, no funds have been received from any person other than the related borrower or an affiliate for, or on account of, payments due on the Loan (other than as contemplated by the Loan Document, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Document). Neither the Seller nor any affiliate thereof has any obligation to make any capital contribution to any borrower under a Loan, other than contributions made on or prior to the Representation Date.

(44)

Compliance with Anti-Money Laundering Laws. The Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA PATRIOT Act of 2001 with respect to the origination of the Loan, the failure to comply with which would have a material adverse effect on the Loan.

C. Representations and Warranties Concerning Mezzanine Loans. With respect to each Mezzanine Loan:

(1)	Whole Loan. Each Mezzanine Loan is a whole loan and not a participation interest in a loan.

(2)

Loan Documents Status. Each related mezzanine note, pledge agreement, guaranty and any other agreement executed by or on behalf of the related mezzanine borrower, guarantor or other obligor in connection with such Mezzanine Loan is the legal, valid and binding obligation of the related mezzanine borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency, one action, or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except the Standard Qualifications.

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related mezzanine borrower with respect to any of the related note or other Mezzanine Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Seller in connection with the origination of the Mezzanine Loan, that would deny the mezzanine lender the principal benefits intended to be provided by the note or other Mezzanine Loan documents.

(3)	Pledged Equity. The Mezzanine Loan is secured by a pledge of 100% of the direct or indirect equity interests in the entity or entities that own the related Mortgaged Property or Mortgaged Properties.

(4)

Pledge Provisions. The Mezzanine Loan documents for each Mezzanine Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the pledged equity interests of the principal benefits of the security intended to be provided thereby, including realization by UCC foreclosure subject to the limitations set forth in the Standard Qualifications.

Exhibit B-16

(5)

Loan Documents Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Collateral Interest File or as otherwise provided in the related Mezzanine Loan documents (a) the material terms of the related Mezzanine Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect that could be reasonably expected to have a material adverse effect on such Mezzanine Loan; (b) no pledged equity has been released from the lien of the related pledge agreement in any manner which materially interferes with the security intended to be provided by such pledge agreement; and (c) neither the related mezzanine borrower nor the related guarantor has been released from its material obligations under the Mezzanine Loan. With respect to each Mezzanine Loan, except as contained in a written document included in the Collateral Interest File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mezzanine Loan consented to by the Seller on or after the Representation Date.

(6)

Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mezzanine Loan and agreements executed in connection therewith to the Issuer constitutes a legal, valid and binding assignment to the Issuer. Each Mezzanine Loan is freely assignable without the consent of the related borrower. The pledge of the collateral for the Mezzanine Loan creates a legal, valid and enforceable first priority security interest in such collateral, except as the enforcement thereof may be limited by the Standard Qualifications. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements is required in order to effect such perfection.

(7)

UCC 9 Policies. If the Seller’s security interest in the Mezzanine Loan is covered by a UCC 9 insurance policy, with respect to the “UCC 9” policy relating to the Mezzanine Loan: (a) such policy is assignable by the Seller to the Issuer, (b) such policy is in full force and effect, (c) all premiums thereon have been paid, (d) no claims have been made by or on behalf of the Seller thereunder, and (e) no claims have been paid thereunder.

(8)	Cross-Defaults. An event of default under the related Mortgage Loan will constitute an event of default with respect to the related Mezzanine Loan.

(9)

Payment Procedure. If a cash management agreement is in place with respect to the Mortgage Loan and Mezzanine Loan, except following the occurrence and during the occurrence of a Mortgage Loan event of default, any funds remaining in the related lockbox account for the Mortgage Loan after payment of all amounts due under the Loan Documents are required to be distributed to the holder of the Mezzanine Loan and distributed by the holder or the servicer of the Mortgage Loan, to the holder of the Mezzanine Loan in accordance with the Mezzanine Loan documents.

(10)

Insurance Proceeds. The Mezzanine Loan documents require that all insurance policies procured by the Mortgage Loan borrower with respect to the property under the related Loan Documents name the mezzanine lender, the related mezzanine borrower and their respective successors and assigns as the insured or additional insured, as their respective interests may appear.

Exhibit B-17

(11)

Actions Concerning Mezzanine Loan. To the Seller’s knowledge, based on judgment searches of the mezzanine borrowers and guarantors, on and as of the date of origination and as of the Representation Date, there was no pending or filed action, suit or proceeding, involving any mezzanine borrower an adverse outcome of which would reasonably be expected to materially and adversely affect (a) the validity or enforceability of the Mezzanine Loan, (b) such mezzanine borrower’s ability to perform under the Mezzanine Loan, (c) such guarantor’s ability to perform under the related guaranty or (d) the principal benefit of the security intended to be provided by the Mezzanine Loan documents.

(12)

Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Mezzanine Loan are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Mezzanine Loan documents are being conveyed by the Seller to Issuer or its servicer.

(13)

No Holdbacks. The Principal Balance as of the Representation Date of the Mezzanine Loan set forth on Exhibit A to this Agreement has been fully disbursed as of the Representation Date and there is no requirement for future advances thereunder except in those cases where the (i) full amount of the Mezzanine Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the borrower or other considerations determined by the Seller to merit such holdback or (ii) the Collateral Interest is a Participation in a Mezzanine Loan in which a Future Funding Participation evidences a future funding obligation.

(14)

No Contingent Interest or Equity Participation. No Mezzanine Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Seller.

(15)

Compliance with Usury Laws. The Interest Rate (exclusive of any default interest, late charges, yield maintenance charges, exit fees, or prepayment premiums) of such Mezzanine Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(16)

Single-Purpose Entity. Each Mezzanine Loan requires the mezzanine borrower to be a Single-Purpose Entity for at least as long as the Mezzanine Loan is outstanding. Both the Mezzanine Loan documents and the organizational documents of the borrower with respect to each Mezzanine Loan with a Principal Balance as of the Representation Date in excess of $5 million provide that the borrower is a Single-Purpose Entity, and each Mezzanine Loan with a Principal Balance as of the Representation Date of $20 million or more has a counsel’s opinion regarding non-consolidation of the borrower. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents (or if the Mezzanine Loan has a Principal Balance as of the Representation Date equal to $5 million or less, its organizational documents or the related Mezzanine Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning the equity collateral securing the Mezzanine Loans and prohibit it from engaging in any business unrelated to its ownership of the equity collateral, and whose organizational

Exhibit B-18

documents further provide, or which entity represented in the related Mezzanine Loan documents, substantially to the effect that it does not have any assets other than those related to the equity collateral securing the Mezzanine Loans, or any indebtedness other than as permitted by the related Mezzanine Loan documents, that it has its own books and records and accounts separate and apart from those of any other person, and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(17)

Interest Rates. Each Mezzanine Loan, bears interest at a floating rate of interest that is based on the Benchmark plus a margin (which interest rate may be subject to a minimum or “floor” rate), provided however, that the interest rate can be based on an alternative rate index, as described in the related Loan Document, instead of the Benchmark, under certain circumstances.

(18)

Servicing. The servicing and collection practices used by the Seller with respect to the Mezzanine Loan have been, in all material respects, legal and have met customary industry standards for servicing of similar commercial, multifamily and manufactured housing community loans.

(19)

Origination and Underwriting. The origination practices of the Seller (or the related originator if the Seller was not the originator) with respect to each Mezzanine Loan have been, in all material respects, legal and as of the date of its origination, such Mezzanine Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mezzanine Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Exhibit B.

(20)

No Material Default; Payment Record. No Mezzanine Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Representation Date, no Mezzanine Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Representation Date. To the Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mezzanine Loan or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mezzanine Loan, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in Schedule 1(a). No person other than the holder of such Mezzanine Loan (subject to the related Partition Agreement) may declare any event of default under the Mezzanine Loan or accelerate any indebtedness under the Mezzanine Loan documents.

(21)

Bankruptcy. As of the date of origination of the related Mezzanine Loan and to the Seller’s knowledge as of the Representation Date, no mezzanine borrower is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

Exhibit B-19

(22)

Organization of Mezzanine Borrower. With respect to each Mezzanine Loan, in reliance on certified copies of the organizational documents of the borrower delivered by the borrower in connection with the origination of such Mezzanine Loan, the borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico.

(23)

Advance of Funds by the Seller. After origination, no advance of funds has been made by the Seller to the related borrower other than in accordance with the Mezzanine Loan documents, and, to the Seller’s knowledge, no funds have been received from any person other than the related mezzanine borrower or an affiliate for, or on account of, payments due on the Mezzanine Loan (other than as contemplated by the Mezzanine Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Document). Neither the Seller nor any affiliate thereof has any obligation to make any capital contribution to any borrower under a Mezzanine Loan, other than contributions made on or prior to the Representation Date.

(24)

Compliance with Anti-Money Laundering Laws. The Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA PATRIOT Act of 2001 with respect to the origination of the Mezzanine Loan, the failure to comply with which would have a material adverse effect on the Mezzanine Loan.

D. Representations and Warranties Concerning Participations and A Notes. With respect to each Participation or A Note:

(1)

Each Participation or A Note is a fully-funded senior, pari passu or senior pari passu interest (with no existing more-senior participation interest) in a Loan (or, solely with respect to any Participation, in a Combined Loan or an A Note);

(2)

Either (i) the Seller or (ii) with respect to a Participation only, a custodian under the Indenture on behalf of the holder of the Collateral Participation and each related Companion Interest Holder, is the record mortgagee of the related Mortgage Loan and, if applicable, Mezzanine Loan, and is the lead participant or noteholder (each, a “Lead Holder”) pursuant to a custodial agreement and/or a Partition Agreement that is legal, valid and enforceable as between its parties, and which provides that the Lead Holder has full power, authority and discretion to appoint the Servicer to service the Mortgage Loan and, if applicable, Mezzanine Loan, modify and amend the terms thereof, pursue remedies and enforcement actions, including foreclosure or other legal actions, subject to the consent or approval rights of any participant or noteholder (each a “Third Party Holder”) holding any related participation or note (“Other Holder”);

(3)

If the Participation or A Note is pari passu with any Other Interests, the holder of each Other Interest is required to pay its pro rata share of any expenses, costs and fees associated with servicing and enforcing rights and remedies under the related Mortgage Loan and, if applicable, Mezzanine Loan, upon request therefor by the Lead Holder.

(4)	Each Partition Agreement is effective to convey the related Other Interests to the related Third Party Holders and is not intended to be or effective as a loan or other financing

Exhibit B-20

secured by the Mortgage Loan and, if applicable, Mezzanine Loan. The Lead Holder owes no fiduciary duty or obligation to any Third Party Holder pursuant to the Partition Agreement.

(5)

All amounts due and owing to any Third Party Holder pursuant to each Partition Agreement have been duly and timely paid. There is no default by the Lead Holder, or to the Seller’s knowledge, by any Third Party Holder under any Partition Agreement.

(6)	To the Seller’s knowledge, no Third Party Holder is a debtor in any outstanding proceeding pursuant to the federal bankruptcy code.

(7)

The Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Participation or A Note is or may become obligated.

(8)

The Lead Holder’s role, rights and responsibilities are assignable by the Seller without consent or approval other than those that have been obtained. The Lead Holder will timely file or cause to be filed all necessary assignments, notices, and documents in order to convey record title of the Loan and other rights and interests to Issuer in its capacity as successor Lead Holder;

(9)	The terms of the Partition Agreement do not require or obligate the Lead Holder or its successor or assigns to repurchase any Other Interest under any circumstances;

(10)

The Seller, in selling any Other Interest to a Third Party Holder made no misrepresentation, fraud or omission of information necessary for such Third Party Holder to make an informed decision to purchase the Other Interest.

(11)

Either (a) such Participation or A Note is treated as a real estate asset for purposes of Section 856(c) of the Code, and the interest payable pursuant to such Participation is treated as interest on an obligation secured by a mortgage on real property for purposes of Section 856(c) of the Code, or (b) the Participation or A Note qualifies as a security that would not otherwise cause Sub-REIT to fail to qualify as a REIT under the Code (including after the sale, transfer and assignment to the Issuer of such Participation).

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import will mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Loans regarding the matters expressly set forth herein.

Exhibit B-21

SCHEDULE 1(a) TO EXHIBIT B

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

Collateral Interest names referred to below relate to the corresponding Collateral Interest identified on Exhibit A. Representation numbers referred to below relate to the corresponding Collateral Interest representations and warranties set forth in this Schedule 1(a) to Exhibit B.

Rep. No. on Exhibit B	Collateral Interest	Description of Exception
(B)(1) (Whole Loan)	Project Oak	The related Collateral Interest is a fully funded participation interest in an A note. The ownership rights and priority of the different lenders relative to one another are set forth in the related Loan Documents. The related Collateral Interest is subject to the terms of such co-lender provisions.

(B)(5) (Lien; Valid Assignment)	Greenpoint Central AVA Arts District The Newbury Project Oak The Platform	This representation is qualified by the fact that the full right to assign the related Loan is limited by the related Loan Documents, which provide that, except during the continuance of an event of default, and/or in certain cases, prior to disbursement of all future advances and/or without the consent of the related borrower, the related Loan cannot be transferred to any person who is a not an “Eligible Assignee” (or similar term) or any person who is a “Prohibited Transferee,” (or similar term) (or otherwise specifically named in the related Loan Documents as a prohibited transferee of the related Loan) as such terms are defined in the respective Loan Documents. The assignment of the related Loan to the Issuer will be a legal, valid and binding assignment.

Rep. No. on Exhibit B	Collateral Interest	Description of Exception
(B)(5) (Lien; Valid Assignment)	Victor Prosper Standard at Royal Lane Project Oak

Title insurance is available only for the actual amount advanced, but premiums have been paid for the full amount of the related Loan.

Texas title companies only insure mechanics’ and materialmen’s liens recorded by the date of the title policy, due to the future advance provisions. Although it is theoretically possible that a mechanic or materialman has an inchoate lien not yet recorded, once the funds are fully advanced, the title company will issue a final endorsement insuring against all such liens regardless of filing date. Additionally, the lender has a back-stop recourse carve-out for any losses associated with mechanics’ and materialmen’s liens.

(B)(5) (Lien; Valid Assignment)	Luke Field Central Logistics	This representation is qualified by the fact that the full right to assign the related Loan is limited by the related Loan Documents, which provide that, except during the continuance of an event of default, (1) the related Loan cannot be transferred to any person who is a not an “Eligible Assignee” (or similar term) as such terms are defined in the related Loan Documents, and (2) in no event may there be more than two lenders at any time. The two-lender restriction does not apply to CLOs or to lenders that are affiliates (as long as each is an Eligible Assignee). The assignment of the related Loan to the Issuer will be a legal, valid and binding assignment.

(B)(5) (Lien; Valid Assignment)	Bybee Lake Logistics	This representation is qualified by the fact that the full right to assign the related Loan is limited by the related Loan Documents, which provide that, except during the continuance of an event of default, in no event may there be more than two lenders at any time. The two-lender restriction does not apply to CLOs or to lenders that are affiliates. The assignment of the related Loan to the Issuer will be a legal, valid and binding assignment.

Schedule (1)(a)-2

Rep. No. on Exhibit B	Collateral Interest	Description of Exception
(B)(6) (Permitted Liens; Title Insurance)	Victor Prosper Standard at Royal Lane Project Oak	Texas title companies only insure mechanics’ and materialmen’s liens recorded by the date of the title policy, due to the future advance provisions. Although it is theoretically possible that a mechanic or materialman has an inchoate lien not yet recorded, once the funds are fully advanced, the title company will issue a final endorsement insuring against all such liens regardless of filing date. Additionally, the lender has a back-stop recourse carve-out for any losses associated with mechanics’ and materialmen’s liens.

(B)(6) (Permitted Liens; Title Insurance)	Golden Apple 2	The related Mortgaged Property located at 13 Olean Avenue is subject to an easement agreement that contains a right of first refusal to acquire a portion of the related Mortgaged Property, solely for wireless communication purposes (not with respect to the related Mortgaged Property as a whole, or any portion thereof, which is not specifically directed towards the disposition of rights or interests for wireless communication purposes). In connection with origination of the related Loan, the related lender will receive a non-disturbance agreement, which waives any purchase right.

(B)(7) (Junior Liens)	Standard at Royal Lane	There is debt-like preferred equity in the related borrower’s organizational structure. The related lender has entered into a customary recognition agreement with the preferred equity lender pursuant to which, among other things, the preferred equity lender has agreed to recognize the priority of the lien of the related Mortgaged Property and the rights of the related lender under the related Mortgage Loan documents.

(B)(9) (UCC Filings)	Project Oak	The related security interest contains language to the effect that it constitutes a “fixture filing” for the purposes of the UCC upon all the property that is or is to become “fixtures” (as that term is defined in the UCC) and not all items of physical personal property.

(B)(10) (Condition of Property)	Victor Prosper AVA Arts District The Platform The Morgan The Overlook	The property condition assessments for the related Mortgaged Properties are dated more than twelve months prior to the Cut-off Date and the Seller did not perform physical inspections on the related Mortgaged Properties within twelve months of the Cut-off Date.

Schedule (1)(a)-3

Rep. No. on Exhibit B	Collateral Interest	Description of Exception
(B)(10) (Condition of Property)	Victor Prosper Project Glacier	The property condition report disclosed certain required repairs in an amount exceeding $50,000. The related borrower did not escrow for such required repairs on the date of origination of the related Loan, provided however, that the related borrower is required to complete such repairs within sixty (60) days of origination of the related Loan.

(B)(14) (Escrow Deposits)	Project Oak	All amounts that are required to be escrowed with the lender are in possession of the holder of the controlling note (in the holder’s capacity as administrative agent or lead lender under the related Loan Documents) or its servicer.

(B)(16) (Insurance)	Greenpoint Central Project Glacier	The related Loan documents require that the related Mortgaged Properties are insured by an “All Risk” or “Special Form” insurance policy providing coverage in an amount equal to the full insurance value on a replacement cost basis of the related Mortgaged Properties (not the lesser of (1) the original principal balance of the related Loans and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the related borrowers and included in the related Mortgaged Properties (with no deduction for physical depreciation)). There is no requirement that such insurance be in an amount no less than the outstanding principal balance of the related Loans.

(B)(16) (Insurance)	Orange Grand	The principal balance of the related Loan is greater than $50,000,000, and the related Mortgaged Property is covered by business interruption insurance which covers a period of less than eighteen (18) months.

(B)(16) (Insurance)	Luke Field Central Logistics	The related Loan Documents provide that, for multilayered policies, if four or fewer insurance companies issue the Policies, then at least 75% of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P, with no remaining carrier below “BBB” or if five or more insurance companies issue the policies, then at least 60% of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P, with no remaining carrier below “BBB.” The related Loan Documents require an all-risk policy in an amount equal to or greater than 100% of the actual replacement value with no waiver of depreciation (but in no event less than the outstanding principal balance of the related Loans).

Schedule (1)(a)-4

Rep. No. on Exhibit B	Collateral Interest	Description of Exception
(B)(16) (Insurance)	The Newbury

The related Loan Documents provide that, for multilayered policies, if four or fewer insurance companies issue the Policies, then at least 75% of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P, or “A, VIII” or better (and the equivalent thereof) by AM Best with no remaining carrier below “BBB” or if five or more insurance companies issue the Policies, then at least 60% of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P, or “A, VIII” or better (and the equivalent thereof) by AM Best with no remaining carrier below “BBB.”

The lender does not have the right to hold and disburse the insurance proceeds payable under policies maintained by the Carlton House Condominium Association and will not have the right to hold and disburse the insurance proceeds payable under policies held by the Primary Condominium Association after a sale of the retail units to a third party.

(B)(18) (No Encroachments)	Moda North Bay Village	A portion of the related Mortgaged Property is shown on the survey as encroaching into a zoning setback line. Because the related Mortgaged Property is located in Florida, a zoning endorsement to the title policy is not available, but the related guarantor provided loss recourse in the related Loan Documents due to the existence of the encroachment.

(B)(24) (Local Law Compliance)	Project Oak - Palmetto Station Logistics Center Moda North Bay Village The Morgan	As of the origination of the related Loan, the related Mortgaged Property either (i) had outstanding zoning, building and/or fire code violations or (ii) the existence of any related zoning, building and/or fire code violations was unknown. Pursuant to the related Loan Documents, (x) to the extent there are existing known violations, the related borrowers are required to make reasonable efforts to resolve all violations, and until all such violations are cleared as of record, in some cases, the related Loans are recourse to the related borrowers and guarantors for losses related to such violations and (y) to the extent the existence of any violations was unknown at the time of origination, the related Loan Documents require the related borrowers to deliver the final zoning report post-origination and cure any violations noted therein within a specified period of time thereafter.

Schedule (1)(a)-5

Rep. No. on Exhibit B	Collateral Interest	Description of Exception
(B)(24) (Local Law Compliance)	Golden Apple 2	As of the origination of the related Loan, the related Mortgaged Property either (i) had outstanding zoning, building and/or fire code violations or (ii) the existence of any related zoning, building and/or fire code violations was unknown. Pursuant to the related Loan Documents, (x) to the extent there are existing known violations, the related borrowers are required to remove such violations and deliver evidence thereof reasonably satisfactory to the lender within a specified period of time after origination, subject to an extension in the lender’s discretion, and (y) to the extent any violations that impose a danger to life or safety or to the related Mortgaged Property are identified in an updated zoning report delivered to the lender after origination, the related Loan Documents require the related borrowers to cure such violations within a specified period of time after the lender’s receipt of such report, subject to an extension in the lender’s discretion.

(B)(24) (Local Law Compliance)	Golden Apple 2	The related Mortgaged Properties (other than the 5307-11 Palisade Avenue and 5712-14 Hudson Avenue Mortgaged Properties) were each built prior to the enactment of the applicable zoning regulations, and therefore, each such Mortgaged Property is considered to be legal non-conforming as to use. Per the local zoning ordinances, each Mortgaged Property may be restored if the extent of damage is (i) less than 50% of the appraised replacement value of such building or structure or (ii) less than 50% of the value of replacing the entire structure in the opinion of the related zoning officer, the related owner or architect or engineer selected by the related owner and a third person agreed to by the related zoning officer and the related owner, as applicable.

(B)(25) (Licenses and Permits)	The Newbury	The liquor license for the related Mortgaged Property is held by the third-party property manager, which has covenanted to cooperate to transfer the license or enter into an interim beverages services agreement until a successor owner of the related Mortgaged Property obtains a new liquor license.

(B)(26) (Recourse Obligations)	All Collateral Interests	With respect to certain loss recourse items, the related Loan Documents may provide additional qualifications or limitations on such loss recourse, such as the sufficiency of cash flow from the related Mortgaged Property.

Schedule (1)(a)-6

Rep. No. on Exhibit B	Collateral Interest	Description of Exception
(B)(27) (Mortgage Releases)	The Newbury	The related Loan Documents permit the related borrower to release the retail condo units in connection with an arm’s length sale to a bona fide third-party, subject to the satisfaction of certain conditions, including, among others: (i) no event of default has occurred and is continuing before and immediately after such release; (ii) either (x) the debt yield for the remaining Mortgaged Property after such release is at least 10.0% for two (2) consecutive calendar quarters or (y) the related borrower (a) prepays a portion of related Loan, (b) deposits a letter of credit and/or (c) deposits cash collateral in an amount necessary to cause the debt yield for the remaining Mortgaged Property after such release to be at least 10.0% for two (2) consecutive calendar quarters, and (iii) after such release, the related borrower will continue to control the condominium association and the condominium board.

(B)(27) (Mortgage Releases)	Project Oak	The related Loan Documents permit the related borrower to release an individual Mortgaged Property (an “Oak Release Property”), subject to the satisfaction of certain conditions, including, among others (i) payment of a release price equal to the lesser of (a) the debt or (b) an amount equal to the allocated loan amount for such Oak Release Property multiplied by (1) 105% until such time that the outstanding loan amount has been reduced by 30% of the original outstanding loan amount and (2) thereafter, 110% (the “Oak Release Amount”); (ii) after giving effect to such release and the payment of the Oak Release Amount, the debt yield is greater or equal to (x) 4.1% and (y) the lesser of (1) 7.75% and (2) the debt yield prior to such release and (iii) if a mezzanine loan is outstanding, concurrently with payment of the Oak Release Amount, the mezzanine borrower will make a partial payment of the mezzanine loan equal to the mezzanine release amount.

Schedule (1)(a)-7

Rep. No. on Exhibit B	Collateral Interest	Description of Exception
(B)(27) (Mortgage Releases)	Project Glacier	The related Loan Documents permit the related borrower to release an individual Mortgaged Property (a “Glacier Release Property”) in connection with a bona-fide sale, subject to the satisfaction of certain conditions, including, among others (i) payment of a release price equal to (a) if no more than $37,975,000 of the outstanding principal balance of the related Loan has been repaid on or prior to the applicable release date (after taking into account any repayment of made in connection with such partial release), 105.0% of the allocated loan amount for the applicable Glacier Release Property and (b) thereafter, 110.0% of the allocated loan amount for the applicable Glacier Release Property, plus any exit fee applicable; (ii) no interest and carry shortfall exists before and immediately following such partial release and (iii) the outstanding principal of the related Loan after such partial release is at least $50,000,000.

(B)(27) (Mortgage Releases)	Golden Apple 2	The related Loan Documents permit the related borrower to obtain the release of an individual Mortgaged Property in connection with a bona-fide sale, subject to certain conditions, including, among others: (i) no event of default exists and is continuing, (ii) payment of a release price equal to (a) the greatest of (1) 105% of the allocated loan amount of such individual Mortgaged Property, (2) 100% of the net sales proceeds in respect of such individual property and (3) an amount that results in the debt yield equaling or exceeding the greater of (x) the debt yield immediately prior to such release and (y) 7.5%, (iii) after giving effect to such release and prepayment, (x) the loan-to-value ratio for the remaining Mortgaged Properties will not be greater than 70.0%, and (y) the debt yield for the remaining Mortgaged Properties will not be less than the greater of (1) the debt yield immediately prior to such release, or (2) 7.5% and (iv) after giving effect to such release and prepayment, the outstanding principal balance of the Mortgage Loan is not less than $40,000,000.

(B)(28) (Financial Reporting and Rent Rolls)	Greenpoint Central Project Glacier	The related Loan has multiple borrowers and while the related Loan Documents do require annual financial statements, such related Loan Documents do not explicitly require that such annual financial statements be combined for multiple borrowers.

Schedule (1)(a)-8

Rep. No. on Exhibit B	Collateral Interest	Description of Exception
(B)(28) (Financial Reporting and Rent Rolls)	Project Oak	The related Loan documents permit the related borrower to deliver unaudited annual financial statements for any direct or indirect owner of the related borrower that owns no significant assets other than such ownership interest, in lieu of annual financial statements for each related borrower.

(B)(28) (Financial Reporting and Rent Rolls)	Golden Apple 2	The related borrower’s monthly reporting obligations are limited to providing a certified rent roll.

(B)(30) (Due on Sale or Encumbrance)	Luke Field Central Logistics	The related Loan Documents permit a change of control without the consent of the related lender, pursuant to the related joint venture agreement so long as certain conditions in the related Loan Documents are satisfied.

(B)(31) (Single Purpose Entity)

Victor Prosper

Orange Grand

AVA Arts District

Standard at Royal Lane

Luke Field

The Newbury

Project Glacier

Moda North Bay Village

The Morgan

Central Logistics

Bybee Lake Logistics

Canvas at Inver Grove Heights

Canvas at Castle Rock

Canvas at Willow Park

The respective borrower is a “recycled” single purpose entity. The related borrower either made backwards looking representations in the related Loan Documents or its organizational documents provide that it has, since the date of its formation, complied with the requirements of a single purpose entity.

(B)(31) (Single Purpose Entity)	Project Oak	A non-consolidation opinion was not obtained at origination of the related Loan, however, the related Loan Documents require the related borrower to deliver a non-consolidation opinion upon the agent’s or lender’s written request in connection with a syndication or securitization of the related Loan.

(B)(31) (Single Purpose Entity)	Canvas at Inver Grove Heights Canvas at Castle Rock Canvas at Willow Park	A non-consolidation opinion was not obtained at origination of the related Loans.

Schedule (1)(a)-9

Rep. No. on Exhibit B	Collateral Interest	Description of Exception
(B)(34) (Ground Lease)	Moda North Bay Village	While the consent of the ground lessor is not required in connection with an assignment of the related Loan, the assignee must qualify as an “Institutional Lender” as defined in the related ground lease, and notice of such assignment must be provided to the ground lessor.

(B)(34) (Ground Lease)	Bybee Lake Logistics

(b) The ground lessor under the related ground lease has not agreed that the related ground lease may not be amended, modified, canceled, surrendered, or terminated by agreement of the ground lessor and ground lessee without the prior written consent of the related lender, rather, pursuant to the related ground lease estoppel, the ground lessor agreed only to provide the related lender prior written notice before approving any transfer of the fee interest or any cancellation, surrender, or termination of the related ground lease.

(e) The related ground lease is not freely assignable to the holder of the related Loan and its successors and assigns without the consent of the ground lessor. Under the related ground lease, assignments of the leasehold interest are subject to the ground lessor’s prior approval and satisfaction of applicable transferee requirements. Pursuant to the ground lease estoppel, the ground lessor’s consent is not required for an assignment of the related ground lease by the lessee to an affiliate of the lessee, subject to the written notice to the ground lessor and the ground lessor’s right to require the assignee to assume the related ground lease in writing.

(g) The related ground lease requires the ground lessor to provide related lender written notice of defaults under the related ground lease and affords the related lender the applicable cure rights; however, the related ground lease does not expressly provide that a notice of default or termination is ineffective against the related lender unless such notice is also delivered to the related lender.

(B)(39) (Organization of Borrower)	Luke Field Central Logistics	The related borrowers under the related Loans are affiliated entities, but the related Loans are not cross collateralized or cross defaulted.

(B)(39) (Organization of Borrower)	The Pearl Canvas at Inver Grove Heights Canvas at Castle Rock Canvas at Willow Park	The related borrowers under the related Loans are affiliated entities, but the related Loans are not cross collateralized or cross defaulted.

Schedule (1)(a)-10

Rep. No. on Exhibit B	Collateral Interest	Description of Exception
(B)(41) (Appraisal)	Victor Prosper AVA Arts District The Platform The Morgan The Overlook	The appraisal for the related Mortgaged Property is dated more than 12 months prior to the Closing Date.

(D) (Representations and Warranties Concerning Pari Passu Participations)	AVA Arts District The Morgan The Overlook

(D)(2): The related Collateral Interest is a participation in a Participated Loan that is subject to an existing participation agreement entered in connection with the TRTX 2025-FL7 offering. Title to the related Mortgage Loan is therefore held by the TRTX 2025-FL7 Issuer. The related Participation Agreement provides that for so long as any of the Companion Participations are a collateral interest under the TRTX 2025-FL7 offering, the related Participated Loan will be serviced and administered by the servicer and the special servicer under and in accordance with the TRTX 2025-FL7 Servicing Agreement. Therefore, the Seller does not have full power, authority and discretion to appoint the Servicer to service the Mortgage Loan.

(D)(8) The Seller is not the Lead Holder and therefore, the Lead Holder’s role, rights and responsibilities are not assignable by Seller, nor will the Issuer succeed Seller as Lead Holder of the related Participated Loan.

(D) (Representations and Warranties Concerning Pari Passu Participations)	Greenpoint Central The Newbury Project Glacier The Platform

(D)(2): The related Collateral Interest is a participation in a Participated Loan that is subject to an existing participation agreement entered in connection with the TRTX 2025-FL6 offering. Title to the related Mortgage Loan is therefore held by the TRTX 2025-FL6 Issuer. The related Participation Agreement provides that for so long as any of the Companion Participations are a collateral interest under the TRTX 2025-FL6 offering, the related Participated Loan will be serviced and administered by the servicer and the special servicer under and in accordance with the TRTX 2025-FL6 Servicing Agreement. Therefore, the Seller does not have full power, authority and discretion to appoint the Servicer to service the Mortgage Loan.

(D)(8) The Seller is not the Lead Holder and therefore, the Lead Holder’s role, rights and responsibilities are not assignable by Seller, nor will the Issuer succeed Seller as Lead Holder of the related Participated Loan.

Schedule (1)(a)-11

SCHEDULE 1(b) TO EXHIBIT B

Existing Mezzanine Debt

Cut-off Date Collateral Interests with Existing Mezzanine Debt included in the Transaction:

Greenpoint Central

Cut-off Date Collateral Interests with Existing Mezzanine Debt held outside of the Transaction:

The Platform

Schedule 1(b)-1

SCHEDULE 1(c) TO EXHIBIT B

Future Mezzanine Debt

None.

Schedule 1(c)-1

SCHEDULE 1(d) TO EXHIBIT B

Crossed Loans

None.

EXHIBIT C

FORM OF SUBSEQUENT TRANSFER INSTRUMENT

THIS SUBSEQUENT TRANSFER INSTRUMENT is made as of [DATE] between TRTX Master CLO Loan Seller, LLC, a Delaware limited liability company (the “Seller”), TRTX 2026-FL8 Issuer, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), TPG RE Finance Trust Holdco, LLC, a Delaware limited liability company (“Holdco”) and TPG RE Finance Trust CLO Sub-REIT, a Maryland real estate investment trust (“Sub-REIT”).

In accordance with the Collateral Interest Purchase Agreement (the “Agreement”) dated as of October 2, 2026, between the Seller, the Issuer, Holdco and Sub-REIT, the Seller does hereby transfer, assign, set over and otherwise convey, as of the date hereof, without recourse, to the Issuer or directly to the Issuer as its designee all of its right, title and interest in the Collateral Interest[s] identified on Schedule A attached hereto which shall supplement Exhibit A to the Agreement, and any and all rights to receive payments on or with respect to such Collateral Interest[s] after the date hereof (other than any Retained Interest paid in respect of such Collateral Interest[s] or the related Loan[s] under the related Loan Documents, which shall belong to and promptly be remitted to the Seller).

Except as set forth on Schedule B attached hereto, the Seller hereby reaffirms that all of the representations and warranties made by it in Section 4 of the Agreement, relating to itself and the Collateral Interest[s] are true and correct as of the date hereof. The Seller further represents, warrants and confirms the satisfaction of the conditions precedent specified in Section 3 of the Agreement. In addition, Sub-REIT hereby reaffirms that the representations and warranties made by it in Section 4(k) of the Agreement are true and correct as of the date hereof. In addition, each party hereby represents and warrants to the other parties that (i) it is duly organized and validly existing as an entity under the laws of the jurisdiction in which it is chartered or organized, (ii) it has the requisite organization power and authority to enter into and perform this Subsequent Transfer Instrument, and (iii) this Subsequent Transfer Instrument has been duly authorized by all necessary organizational action, has been duly executed by one or more duly authorized officers and is the valid and binding agreement of such party enforceable against such party in accordance with its terms. This Subsequent Transfer Instrument is being provided as a PDF copy and an original will not be provided. The Custodian is hereby directed to accept this PDF copy as though it were the original.

The purchase price and Cut-off Date with respect to the Collateral Interest[s] transferred hereby are each set forth on Schedule A hereto.

All capitalized terms used herein and not otherwise defined shall have the meanings given them in the Agreement.

As supplemented by this Subsequent Transfer Instrument, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented, shall be read, taken and construed as one and the same instrument.

This Subsequent Transfer Instrument shall be construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned have caused this Subsequent Transfer Instrument to be duly executed as of the date first written above.

TRTX MASTER CLO LOAN SELLER, LLC, as Seller

By:
Name:
Title:

TRTX 2026-FL8 ISSUER, LTD., as Issuer

By:
Name:
Title:

TPG RE FINANCE TRUST HOLDCO, LLC

By:
Name:
Title:

TPG RE FINANCE TRUST CLO SUB-REIT

By:
Name:
Title:

SCHEDULE A

LIST OF COLLATERAL INTERESTS

Closing Date Collateral Interests

Collateral Interest	Collateral Interest Type	Collateral Interest Cut-off Date Balance	Collateral Interest Closing Date Balance
[______]	[______]	$[______]	$[______]
[______]	[______]	$[______]	$[______]
[______]	[______]	$[______]	$[______]
[______]	[______]	$[______]	$[______]
[______]	[______]	$[______]	$[______]
[______]	[______]	$[______]	$[______]
[______]	[______]	$[______]	$[______]
[______]	[______]	$[______]	$[______]
[______]	[______]	$[______]	$[______]
[______]	[______]	$[______]	$[______]
[______]	[______]	$[______]	$[______]
[______]	[______]	$[______]	$[______]
[______]	[______]	$[______]	$[______]
[______]	[______]	$[______]	$[______]
[______]	[______]	$[______]	$[______]
[______]	[______]	$[______]	$[______]
[______]	[______]	$[______]	$[______]

Delayed Collateral Interests

Collateral Interest	Collateral Interest Type	Expected Principal Balance of Delayed Collateral Interest as of Transfer Date
[______]	[______]	$[______]
[______]	[______]	$[______]
[______]	[______]	$[______]
[______]	[______]	$[______]

SCHEDULE B

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

Representation numbers referred to below relate to the corresponding representations and warranties set forth on Schedule 1(a) to Exhibit B to the Agreement.

Rep. No. on Exhibit B	Collateral Interest	Description of Exception

SCHEDULE 1(b) TO EXHIBIT C

Existing Mezzanine Debt

[None.]

Schedule 1(b)-1

SCHEDULE 1(c) TO EXHIBIT C

Future Mezzanine Debt

[None.]

Schedule 1(c)-1

SCHEDULE 1(d) TO EXHIBIT C

Crossed Loans

[None.]

Schedule 1(d)-1